UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the Board of Directors (the “Board”) of Bolt Biotherapeutics, Inc. (the “Company”), unanimously voted to increase the number of directors on the Board from nine to ten. Upon recommendation of the Nominating and Corporate Governance Committee, the Board then appointed Laura Berner to the Board as a Class I director of the Company, effective immediately, to fill the vacancy on the Board. As a Class I director, Ms. Berner’s term will expire at the Company’s annual meeting of stockholders in 2025.

There are no arrangements or understandings between Ms. Berner and any other persons pursuant to which she was selected as a director. The Board has determined that Ms. Berner qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Ms. Berner that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment to the Board and pursuant to the Company’s Non-Employee Director Compensation Policy as currently in effect (the “Compensation Policy”), Ms. Berner received an initial equity award of nonstatutory stock options to purchase 50,000 shares of the Company’s common stock (the “Initial Grant”). In addition, in accordance with the Compensation Policy, Ms. Berner received a prorated equity award of nonstatutory stock options to purchase 12,261 shares of the Company’s common stock (the “Prorated Grant”). The Prorated Grant will vest in full on the date immediately preceding the date of the Company’s next annual stockholder meeting, subject to Ms. Berner’s continuous service to the Company through each such date. The Initial Grant will vest on a monthly basis over 36 months, subject to Ms. Berner’s continuous service to the Company through each such date. The Initial Grant and the Prorated Grant are subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and its related agreements.

On the date of each annual meeting of stockholders, Ms. Berner will also receive a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock (the “Annual Grant”). The Annual Grant will vest monthly and fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders, subject to Ms. Berner’s continuous service to the Company through each such date. The Initial Grant, Prorated Grant and the Annual Grant would become fully vested upon a change in control, subject to Ms. Berner’s continuous service to the Company through such date.

Pursuant to the Compensation Policy, Ms. Berner will also receive an annual cash retainer of $35,000.

The Company has entered into its standard form of indemnification agreement with Ms. Berner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date:	December 14, 2022	By:	/s/ William P. Quinn
William P. Quinn Chief Financial Officer